Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-258990 on Form S-1 of our report dated May 28, 2021, relating to the financial statement of Definitive Healthcare Corp. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  Deloitte & Touche, LLP

Boston, Massachusetts

September 7, 2021